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                                                                  EXHIBIT 10.22


                 RESIGNATION AGREEMENT AND CONTRACT FOR SERVICES

         This Resignation Agreement and Contract for Services (the Agreement) is made, entered into and effective as of the 9th day of November, 2000, by and between Fresh America Corporation, a Texas corporation (the Company), and David Sheinfeld, an individual (Sheinfeld).

                                    RECITALS

         WHEREAS, Sheinfeld has been employed by Company as its Chairman of the Board but Sheinfeld desires to resign from the Chairman of the Board position and his employment with the Company, the Company accepts such resignations, and Sheinfeld and Company desire to provide herein the terms and conditions relating to such resignations and the future relationship of the parties; and

         WHEREAS, Sheinfeld possesses certain skills, knowledge and experience, the Company desires to engage Sheinfeld, and Sheinfeld desires to be engaged, as an independent contractor to perform certain services using such skills, knowledge and experience; and

         WHEREAS, the Company and Sheinfeld desire to enter into this Agreement in order to set forth the terms and conditions under which Sheinfeld will provide such services.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency which are hereby acknowledged, the Company and Sheinfeld hereby agree as follows:

                                   ARTICLE 1
                                   RESIGNATION

         Sheinfeld hereby resigns from his position as Chairman of the Board of Directors, his directorship and as an employee of the Company effective at 5:00 p.m. on November 9, 2000, (the "Resignation Date") and the Company hereby accepts such resignation. Sheinfeld shall assist in the orderly transition of his duties and responsibilities to others as designated by the Company.

         Sheinfeld shall return all Company property in his possession to the Company on or before Thursday, November 9, 2000, including but not limited to, all Company files and proprietary data in whatever form. It is provided, however, Sheinfeld may retain Company equipment currently at his personal residence and his personal computer.

         Sheinfeld shall transfer his "air pass" to an individual designated by the Company.

                                    ARTICLE 2
                                      TERM

         The term of the Agreement to provide services is for the period commencing on November 9, 2000, and ending December 31, 2001, (the Term) unless terminated earlier pursuant to the provisions of this Agreement. The Term may not be extended.



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                                   ARTICLE 3
                                  SCOPE OF WORK

         Sheinfeld shall as requested during the term of this Agreement consult and advise regarding business matters of the Company, including, but not limited to, business plans, organizational development, preparation for and testifying as a witness in any litigation, arbitration or administrative action that is currently pending or that may arise, and any special projects as may be identified and defined by the Company (collectively the "Services").

         The specific hours for which Sheinfeld shall be available will be as dictated by Company needs on a basis reasonable and time sensitive for the work to be performed and travel required.

                                   ARTICLE 4
                       INDEPENDENT CONTRACTOR RELATIONSHIP

         It is the intention of the parties hereto that Sheinfeld shall act as, and be deemed in all respects to be, an independent contractor and not an employee or agent of the Company or any of its Affiliates for any purpose.

         Sheinfeld shall not be empowered to and shall not enter into any agreement or incur any obligations on behalf of the Company or any of its Affiliates, or commit the Company or any of its Affiliates in any manner, without the Company's prior written consent, and Sheinfeld shall indemnify and hold the Company and its Affiliates harmless from and against any and all expenses, costs and damages which the Company or any of its Affiliates may incur as a result of any breach, or alleged breach, of this covenant.

                                    ARTICLE 5
                                  COMPENSATION

5.1 SEVERANCE PAYMENT

         For and in consideration for this Agreement, including the waiver and release contained herein, the Company agrees to pay Sheinfeld a lump sum severance payment of $50,000.00 (the "Severance Payment"). The first $25,000 of the severance payment will be paid upon signing the Agreement and the remaining $25,000 of the severance payment will be paid on February 1, 2001. Company and Sheinfeld agree that the Severance Payment shall be in lieu of any other severance benefits offered under any plan or program, to which Sheinfeld may have been entitled to during his employment by the Company or as a result of his resignation from the Company or the chairmanship. The Severance Payment includes any amounts due for vacation time either vested or accrued but not taken, but does not include reimbursement for reasonable business expenses incurred up to and including November 9, 2000 which have not been paid by the Company. Sheinfeld agrees, other than as specifically set forth in Section 5.4, that any amounts he owes the Company, or any affiliates of the Company, including vacation over-payment and salary over-payments shall be offset and deducted from the Severance Payment.

         It is agreed Sheinfeld will submit to the Company all outstanding business expenses for which as a former employee he is claiming reimbursement by December 9, 2000.


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5.2 COMPENSATION

         For and in consideration of the terms, conditions, covenants and agreements contained in this Agreement, the Company shall pay to Sheinfeld $16,923.07 on December 1, 2000, $25,000.00 on January 1, 2001. Beginning January 2001, the Company shall pay to Sheinfeld $33,333.33 per month on the first business day of the month during the first six months of 2001. Beginning in July 2001, the Company shall pay Sheinfeld $8,333.33 per month on the first business day of the month during the second six months of 2001. Total compensation during the term of the Agreement will be $291,923.07.

5.3 BONUS UPON SERVICES SATISFACTORILY PERFORMED

         On December 31, 2001, if in the reasonable judgment of the Company, Sheinfeld has satisfactorily performed the Services required by the Company, the Company will pay to Sheinfeld a bonus in the amount of $25,000.00. This bonus, if payable, will be due within seven (7) days after December 31, 2001.

5.4 DEBT FORGIVENESS

         In addition to the compensation provided for above, for and in consideration of the terms, conditions, covenants and agreements contained in this Agreement, the Company agrees to forgive Sheinfeld's debt in the amount of Three Hundred Thousand Dollars ($300,000.00) owed by Sheinfeld to the Company and incurred on December 17, 1999 and December 1994, as amended and restated December 31, 1999. In conjunction therewith, the Company additionally agrees to release Sheinfeld from further liability for interest on the debts referenced above which is in the present amount of Fifty-Nine Thousand Six Hundred One Dollars and Eighteen Cents ($59,601.18), and continues to accrue.

         This provisions (5.4) shall be effective February 2, 2001.

5.5 EXPENSES

         In addition to the compensation provided for above, Sheinfeld shall be reimbursed for expenses approved in advance and reasonably incurred in the performance of the Services. Sheinfeld's requests for expense reimbursement should include appropriate and available receipts or other evidence of the expenses with thirty (30) days of incurring same.

5.6 BENEFITS

         It is agreed that Sheinfeld shall not be eligible to participate in any employee benefit plan, program or policy sponsored by the Company or any Affiliate other than those, if any, specifically set forth in this Agreement. Accordingly, Sheinfeld will not be eligible to participate in any employee welfare or pension benefit plans sponsored by the Company or any Affiliate except where Sheinfeld is entitled to participate by virtue of his former employment, with the Company or any Affiliate. It is agreed as a former employee, Sheinfeld will be entitled to eighteen (18) months of coverage under the Company's medical plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). It is further agreed that the Company will pay the COBRA premium



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until either Sheinfeld is eligible for another employer's medical or dental plan or until the eighteen (18) month period expires, whichever comes first.

5.7 STOCK OPTIONS

         Sheinfeld and the Company have entered into stock option agreements (the Option Agreements), pursuant to which Sheinfeld received options to purchase an aggregate of 105,537 shares of the Company's common stock, as set forth in Exhibit A, attached hereto. The Company agrees to extend to November 9, 2001 the period during which Sheinfeld may exercise the options that were vested as of November 9, 2000, Sheinfeld's resignation date. Sheinfeld acknowledges that options originally designated as "incentive stock options" may not qualify as such due to extension of the exercise period, or due to exercise more than 3 months after the date of Sheinfeld's resignation, and will be taxable as non-qualified options and subject to tax withholding as determined by the Company.

                                    ARTICLE 6
                              CONFLICTS OF INTEREST

         Sheinfeld agrees that he will not, during the Term of this Agreement, enter into any agreement or relationship of any kind or conduct himself in any manner which could result in or reasonably be expected to result in, or otherwise create a conflict of interest that would be adverse to the interests of the Company or any of its Affiliates.

                                    ARTICLE 7
                                 NON-COMPETITION

7.1 NON-COMPETITION COVENANT

         Sheinfeld agrees that he will not, during the Term of this Agreement, whether or not for compensation, either for his own account or as an employee, officer, agent, consultant, director, owner, partner, joint venture, shareholder, investor or in any other capacity, knowingly: (i) engage in any activity associated with the sale and distribution of produce and related services (the "Business") directly or indirectly competing with the Company or any of its Affiliates without the written consent of the Company; (ii) solicit, represent in any capacity or accept Business from any of the Company's clients or accounts or Prospective Clients; and (iii) employ or solicit the employment or engagement by others of any person employed, or exclusively retained, by the Company.

         Nothing herein shall prohibit Sheinfeld from investing in or holding up to one percent (1%) of the outstanding capital stock of a publicly held company in competition with the Company's business or continuing his present involvement with Aisle Network Inc.

         Sheinfeld and the Company both expressly recognize that in his position as Chairman of the Board of the Company, Sheinfeld had significant insight into and knowledge of the Company's operations and developmental plans and goals. Therefore, given Sheinfeld's special and unique knowledge of the entire operations of the Company, without any geographic restriction, Sheinfeld and the Company mutually agree that the proper geographic scope of Article 7 is all the markets,



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defined by city and state or region and country, in which the Company has done business or engaged in planning to do business during the twelve (12) months preceding the execution of this Agreement which specifically include the 42 states referenced in the Company's 10-K filing for the fiscal year ended December 31, 1999.

7.2 CERTAIN RECOGNITIONS

         Sheinfeld acknowledges that the restrictions specified in this Article 7 are reasonable in view of the nature of the business in which the Company is engaged and Sheinfeld's knowledge of the Company's business and understanding of the Services he is to perform for the Company. Sheinfeld recognizes that in return for his covenant, he is to be compensated in accordance with provisions enumerated in Article 5, and that he will not be subjected to undue hardship by reason of his agreements in this Article.

7.3 MODIFICATION OF COVENANT

         Notwithstanding anything contained in this Article 7 to the contrary, if a restriction specified in this Article 7 should be determined in any judicial proceeding to be unreasonable, then the restriction shall be limited to the extent necessary to be enforceable, and only to that extent.

7.4 REMEDIES

         The Parties acknowledge that any breach of this Article 7 will cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this, the Company shall be entitled to the issuance by a court of competent jurisdiction of any injunction, restraining order or other equitable relief in favor of itself restraining Sheinfeld from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy the Company may have at law or in equity.

                                    ARTICLE 8
                                 CONFIDENTIALITY

8.1 DEFINITION OF CONFIDENTIAL INFORMATION

         Confidential Information includes, but is not limited to, information not normally available in the public domain that is used by the Company or its Affiliates and: (1) is proprietary to, about or created by the Company or its Affiliates; (2) gives the Company or its Affiliates some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of the Company or its Affiliates; or (3) is not typically disclosed by the Company or its Affiliates to, or known by, persons who are not employed by the Company or its Affiliates.

8.2 CONFIDENTIALITY AND NONDISCLOSURE COVENANT

         Sheinfeld understands and agrees that he has and may continue to acquire information of a proprietary and/or confidential nature relating to the business of the Company and its Affiliates. Sheinfeld hereby expressly agrees to maintain in strictest confidence and not to use in any way


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(including without limitation in any future business relationship of Sheinfeld), publish, disclose or authorize anyone else to use, publish or disclose in any way, any proprietary, confidential or other non-public information or document of any kind relating in any manner to the business or affairs of the Company and its Affiliates. Sheinfeld agrees further not to retain any figures, calculations, letters, documents, lists, papers, or copies thereof, which embody confidential and/or proprietary information of the Company and its Affiliates, and to return, prior to Sheinfeld's termination date, any such information in Sheinfeld's possession. If Sheinfeld discovers, or comes into possession of, any such information after his termination date, he shall promptly return it to the Company.

                                    ARTICLE 9
                              SURVIVAL OF COVENANTS

         The parties agree that the covenants and agreement of Sheinfeld set forth in Articles 7 and 8 of this Agreement are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement regardless of the reason of such termination or cancellation.

                                   ARTICLE 10
                               COMPLIANCE WITH LAW

         Sheinfeld represents and warrants to the Company that he is now knowledgeable of all federal, state, and local laws, rules, decrees, orders, regulations, by-laws, ordinances and codes which may relate to or affect the performance of the Services hereunder, and Sheinfeld agrees to observe and comply with all such authority at all times during the performance of the Services hereunder.

         In addition, Sheinfeld agrees that, although as an independent contractor he alone shall control and direct his performance of the Services specified hereunder, he shall comply with all Company policies and procedures as now promulgated and as they may be amended in the future that relate to his performance of the Services.

                                   ARTICLE 11
                  TAXES, LIABILITIES, EXPENSES AND ASSESSMENTS

         Sheinfeld understands that he shall be solely responsible for the full and timely payment of any and all taxes, liabilities, expenses and assessments of any kind in any way arising out of or relating to Sheinfeld's receipt of compensation relating to this Agreement or performance of Services performed hereunder including without limitation, social security, unemployment insurance, gross receipts taxes, withholding taxes, workers' compensation insurance and income taxes. Sheinfeld hereby agrees that he shall fully and timely comply with all federal, state and local laws, regulations and rules relating to such taxes, liabilities, expenses and assessments, and will furnish, upon the request by the Company, satisfactory evidence of such compliance.

                                   ARTICLE 12
                                 INDEMNIFICATION

         Sheinfeld hereby agrees that he shall indemnify and hold the Company and any of its Affiliates harmless from and against any and all costs, losses, liabilities, expenses, claims and causes of action of any and every kind whatsoever relating to or arising out of Sheinfeld's gross negligence,




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recklessness or willful misconduct in performing Services under this Agreement.
Except for matters arising out of Sheinfeld's gross negligence, recklessness, or willful misconduct, the company agrees that it shall indemnify and hold Sheinfeld harmless from and against any and all costs, losses, liabilities, expenses, claims and causes of action of any and every kind whatsoever relating to Services performed under this Agreement.

                                   ARTICLE 13
                                   TERMINATION

         This Agreement will terminate on December 31, 2001. If Sheinfeld fails to provide Services to the Company's reasonable satisfaction, or violates any provision of this Agreement, the Company may terminate this Agreement prior to December 31, 2001, by providing written notice of such termination to Sheinfeld. If the Company desires to terminate this Agreement for Sheinfeld's failure to provide services, it will provide Sheinfeld ten (10) days for Sheinfeld to cure any such deficiency of Services.

         Sheinfeld may terminate this Agreement prior to December 31, 2001, if the Company materially breaches any provision of this Agreement.

         In the event of termination by either party, Sheinfeld shall immediately cease the performance of the Services and neither party shall have any further obligation to the other hereunder, except for the continuing obligations of Sheinfeld set forth in Articles 7, 8, 12 and 14 of this Agreement.

                                   ARTICLE 14
                               WAIVER AND RELEASE

         This Agreement constitutes a full and complete satisfaction of any claims Sheinfeld may have against the Company by reason of his former employment with the Company, his Chairmanship, Directorship, or any position or affiliation he has had with the Company or any of its affiliates. Sheinfeld hereby releases, acquits, and forever discharges the Company, its successors, assigns, insurers, attorneys, representatives, officers, directors, agents, employees, subsidiaries and parent and affiliated corporations from any and all claims, potential claims, demands, suits, complaints, liabilities, obligations, promises, agreements, actions, causes of action, rights, damages, costs, losses, debts, charges, expenses or other liability, known or unknown, fixed or contingent, liquidated or unliquidated, and waives and releases any and all rights of any kind and description, known or unknown, that he has or may have had against the Company as of the date of this Agreement. This waiver and release includes, but is not limited to, all claims and causes of action under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1866; the Texas Commission on Human Rights Act; the Texas Payday Act; the Americans with Disabilities Act; the Older Workers Benefit Protection Act of 1990; the Employee Retirement Income Security Act of 1974, as amended; the Worker Adjustment and Retraining Notification Act; the Family Medical Leave Act; the Fair Labor Standards Act; all state and federal statutes and regulations; all oral or written contract rights, including all rights under common law such as breach of contract, tort or personal injury of any sort.

         It is agreed that Sheinfeld is not waving or releasing any rights and/or coverages that he may have had from the Company as a result of his employment by or Directorship with the Company.

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                                   ARTICLE 15
                                  MISCELLANEOUS

15.1 SEVERABILITY; JUDICIAL MODIFICATION

         If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement and the other terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

15.2 ASSIGNMENT

         This Agreement is personal between Company and Sheinfeld, and neither Company nor Sheinfeld may sell, assign, transfer or hypothecate any rights or interests created under this Agreement or delegate any of their duties without the prior written consent of the other, which consent shall not be unreasonably withheld, with the exception that the Company may assign this Agreement to an affiliated company without the written consent of Sheinfeld.

15.3 FURTHER ASSURANCES

         The parties agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this Agreement.

15.4 GOVERNING LAW; ATTORNEY'S FEES AND COSTS

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas, except for any laws which refer a dispute to another jurisdiction. In connection therewith, each party submits to the jurisdiction of the courts in Dallas County, Texas and the parties agree that the proper venue and jurisdiction for any cause of action relating to this Agreement shall be in Dallas County, Texas. In the event any issue arising out of this Agreement is litigated by the parties, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

15.5 AUTHORITY

         Each party hereto hereby acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement.

15.6 NOTICES

         All notices from one party to the other shall be deemed to have been duly delivered when hand delivered or sent by United States certified mail, return receipt requested, postage prepaid, as follows:


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If to Sheinfeld:                         If to the Company:

42 Downs Lake Circle                     Fresh America Corporation
Dallas, Texas 75230                          Ste. 180 6600 LBJ Hwy.
                                             Dallas, TX 75248

                                             Attention: John Gray

15.7 ENTIRETY OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces any and all prior negotiations, undertakings, understandings or agreements (whether written or oral).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                             COMPANY:


                                             Fresh America Corporation


Date:                                        By:
     ----------------------------               -------------------------------
                                             Title:
                                                   ----------------------------

                                             SHEINFELD:


Date:
     ----------------------------               -------------------------------
                                             David Sheinfeld




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